Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Yukon Gold Corporation, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

The amendment to the annual Report on Form 10-KSB for the year ended April 30, 2008 (the "Form 10-KSB/A") of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 18, 2008

/s/ Ronald Mann
Ronald Mann, CEO
(Chief Executive Officer of Yukon Gold
Corporation, Inc.)

Dated: September 18, 2008

/s/ Rakesh Malhotra
Rakesh Malhotra, Chief Financial Officer
(Chief Financial Officer of Yukon Gold
Corporation, Inc.)

A signed original of this written statement required by Section 906 has been provided to Yukon Gold Corporation, Inc. and will be retained by Yukon Gold Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.